As filed with the Securities and Exchange Commission on January 15, 2021
Registration No. 333-249492

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
PRE-EFFECTIVE AMENDMENT NO. 3
TO THE
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
William Penn Bancorporation
(Exact name of registrant as specified in its charter)
Maryland State or other jurisdiction of incorporation or organization	6036 (Primary Standard Industrial Classification Code Number)	85-3898797 (IRS Employer Identification No.)
10 Canal Street, Suite 104
Bristol, Pennsylvania 19007
(267) 540-8500

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Kenneth J. Stephon
President and Chief Executive Officer
William Penn Bancorporation
10 Canal Street, Suite 104
Bristol, Pennsylvania 19007
(267) 540-8500

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Gary R. Bronstein, Esq. Stephen F. Donahoe, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005 (202) 508-5800	P. Ross Bevan, Esq. Silver, Freedman, Taff & Tiernan LLP 3299 K Street, NW, Suite 100 Washington, DC 20007 (202) 295-4500
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $0.01 par value	15,170,754	$10.00	$151,707,540	$16,551(2)
Participation interests	(3)	$10.00	(4)	(4)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Regulation 457(o) under the Securities Act.

(2)
Previously paid.

(3)
In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(4)
The securities of William Penn Bancorporation to be purchased by the William Penn Bank 401(k) Retirement Savings Plan are included in the common stock. Accordingly, no separate fee is required for the participation interests pursuant to Rule 457(h)(2) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE
This Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-249492) of William Penn Bancorporation is being filed solely to refile Exhibit 5.0. This Pre-Effective Amendment No. 3 does not modify any provision of the prospectus, proxy statement/prospectus or 401(k) plan prospectus supplement that form a part of the Registration Statement. Accordingly, the prospectus, proxy statement/prospectus and 401(k) plan prospectus supplement have been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.
Other Expenses of Issuance and Distribution.

The following table sets forth our anticipated expenses of the offering:
SEC filing fee(1)	$16,551
FINRA filing fee(1)	23,312
Nasdaq fees and expenses	50,000
EDGAR, printing, postage and mailing	250,000
Legal fees and expenses	625,000
Accounting fees and expenses	100,000
Appraiser’s fees and expenses	115,000
Marketing firm expenses (including legal fees)(2)	140,000
Business plan fees and expenses	45,000
Transfer agent and registrar fees and expenses	15,000
Proxy solicitor fees and expenses	10,000
Miscellaneous	10,137
TOTAL	$1,400,000

(1)
Based on the registration of 15,208,616 shares of common stock.

(2)
In addition, Piper Sandler & Co. will receive a fee estimated to be 1.00% of the aggregate price of the shares sold in the subscription offering and 3.00% of the aggregate price of the shares sold in the community offering (in either case, excluding shares purchased by an employee benefit plan or trust of William Penn Bancorporation or by directors, officers and employees of William Penn Bancorporation or members of their immediate families). In the event of a syndicated offering, Piper Sandler & Co. will also receive a fee estimated to be 5.50% of the aggregate purchase price of the shares sold in the syndicated offering.

Item 14.
Indemnification of Directors and Officers.

The Articles of Incorporation of William Penn Bancorporation provides as follows:
NINTH:   The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures required, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. Any indemnification payments made pursuant to this Article NINTH are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. 1828(k)) and the regulations promulgated thereunder by the Federal Deposit Insurance Corporation (12 C.F.R. Part 359).
Item 15.
Recent Sales of Unregistered Securities.

None.

Item 16.
Exhibits and Financial Statement Schedules.

The exhibits filed as a part of this Registration Statement are as follows:
(a)
List of Exhibits

Exhibit	Description	Location
1.1	Engagement Letter by and between William Penn, MHC, William Penn Bancorp, Inc., William Penn Bank and Piper Sandler & Co. as marketing agent	Previously Filed
1.2	Form of Agency Agreement	Previously Filed
2.0	Plan of Conversion and Reorganization	Previously Filed
3.1	Amended and Restated Articles of Incorporation of William Penn Bancorporation	Previously Filed
3.2	Bylaws of William Penn Bancorporation	Previously Filed
4.0	Specimen Stock Certificate of William Penn Bancorporation	Previously Filed
5.0	Opinion of Kilpatrick Townsend & Stockton LLP re: Legality of Shares	Filed herewith
8.1	Opinion of Kilpatrick Townsend & Stockton LLP re: Federal Tax Matters	Previously Filed
8.2	Opinion of S.R. Snodgrass, P.C. re: State Tax Matters	Previously Filed
10.1	Form of Employee Stock Ownership Plan Loan Documents+	Previously Filed
10.2	William Penn Bank 401(k) Retirement Savings Plan+	Previously Filed
10.3	Employment Agreement by and between William Penn Bancorp, Inc., William Penn Bank and Kenneth J. Stephon+	Previously Filed
10.4	Employment Agreement by and between William Penn Bancorp, Inc., William Penn Bank and Jill M. Ross+	Previously Filed
10.5	Employment Agreement by and between William Penn Bancorp, Inc., William Penn Bank and Gregory S. Garcia+	Previously Filed
10.6	William Penn Bank Deferred Compensation Plan for Directors+	Previously Filed
10.7	William Penn Bank Directors Consultation and Retirement Plan+	Previously Filed
10.8	Agreement by and between William Penn, MHC, William Penn Bancorp, Inc., William Penn Bank, William Penn Bancorporation (formerly WPH Holding Company) and Tyndall Capital Partners LP and Jeffrey S. Halis	Previously Filed
23.1	Consent of Kilpatrick Townsend & Stockton LLP	Contained in Exhibits 5.0 and 8.1
23.2	Consent of S.R. Snodgrass, P.C. (with respect to the audited financial statements of William Penn Bancorp, Inc.)	Previously Filed
23.3	Consent of BDO USA, LLP (with respect to the audited financial statements of Fidelity Savings and Loan Association of Bucks County)	Previously Filed
23.4	Consent of S.R. Snodgrass, P.C. (with respect to the audited financial statements of Washington Savings Bank)	Previously Filed
23.5	Consent of RP Financial, LC.	Previously Filed
24.0	Power of Attorney	Previously Filed
99.1	Appraisal RP Financial, LC.	Previously Filed
99.2	Draft of Marketing Materials	Previously Filed
99.3	Draft of Subscription Order Form and Instructions	Previously Filed
99.4	Form of Proxy for William Penn Bancorp, Inc. Special Meeting of Shareholders	Previously Filed

+
Management contract or compensation plan or arrangement.

(b)
Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.
Item 17.
Undertakings.

The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)
That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, Commonwealth of Pennsylvania, on January 15, 2021.
WILLIAM PENN BANCORPORATION
By:
/s/ Kenneth J. Stephon

Kenneth J. Stephon
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Kenneth J. Stephon Kenneth J. Stephon	President and Chief Executive Officer and Director (principal executive officer)	January 15, 2021
/s/ Jonathan T. Logan Jonathan T. Logan	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	January 15, 2021
* William J. Feeney	Chairman of the Board of Directors
* Craig Burton	Director
* D. Michael Carmody, Jr.	Director
* Charles Corcoran	Director
* Glenn Davis	Director
* Christopher M. Molden	Director
* William C. Niemczura	Director
* William B.K. Parry, Jr.	Director
* Terry L Sager	Director
* Vincent P. Sarubbi	Director

*
Pursuant to power of attorney previously filed with the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission on October 15, 2020.

By: /s/ Kenneth J. Stephon Kenneth J. Stephon Attorney-in-Fact	January 15, 2021